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Exhibit 99(B)

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement of White Mountains Insurance Group, Ltd. (Form S-8, No. 333-68438), of our report dated June 26, 2003 relating to the financial statements and supplemental schedule of OneBeacon Insurance Savings Plan as of and for the year ended December 31, 2002 included with this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2003

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Consent of Independent Accountants